Exhibit 10.1
Execution Version

Omnibus Amendment No. 1 to

Second Amended and Restated Receivables Purchase Agreement

and

Amended and Restated Purchase and Contribution Agreement

AMENDMENT AGREEMENT (this “Amendment”) dated as of October 9, 2014 among Lexmark Receivables Corporation (the “Seller”), Gotham Funding Corporation (“Gotham”), as an Investor, Wells Fargo Bank, N.A. (“Wells Fargo”), as an Investor Agent and a Bank, The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch (“BTMU”), as Program Agent (the “Program Agent”), an Investor Agent and a Bank, Lexmark International, Inc. (“Lexmark”), as Collection Agent and an Originator and Perceptive Software, LLC (“Perceptive”), as an Originator.

Preliminary Statements.

(1) The Seller, Gotham, BTMU, Wells Fargo, Lexmark and Perceptive are parties to a Second Amended and Restated Receivables Purchase Agreement dated as of October 10, 2013 (as amended, restated, modified or supplemented from time to time, the “RPA”; capitalized terms not otherwise defined herein shall have the meanings attributed to them in the RPA) pursuant to which, and subject to and upon the terms and conditions of which, the Seller has sold and may in the future sell Receivable Interests to the Investors and/or the Banks thereunder prior to the occurrence of the Facility Termination Date or the Commitment Termination Date, as applicable.

(2) Lexmark, Perceptive and the Seller are parties to an Amended and Restated Purchase and Contribution Agreement dated as of October 10, 2013 (as amended, restated, modified or supplemented from time to time, the “PCA”) pursuant to which, and subject to and upon the terms and conditions of which, Lexmark and Perceptive have sold and may in the future sell, and Lexmark has contributed and may in the future contribute, Receivables to the Seller thereunder prior to the occurrence of the Facility Termination Date (as defined therein).

(3) As of the date hereof, immediately prior to the effectiveness of this Amendment, Fifth Third Bank has assigned all of its rights and obligations (including ownership of each Receivable Interest) as an Investor Agent and a Bank under the RPA to Wells Fargo, pursuant to an Assignment and Acceptance Agreement dated as of the date hereof.

(4) The parties hereto desire to make certain amendments to the RPA and the PCA.

NOW, THEREFORE, the parties agree as follows:

SECTION 1. Amendments to the RPA.  Upon the effectiveness of this Amendment, the RPA is hereby amended as follows:

(i) The cover page of the RPA is amended by replacing each reference to “FIFTH THIRD BANK” contained thereon with “WELLS FARGO BANK, N.A.”

(ii) The introductory paragraph in the RPA is amended by replacing the reference to “FIFTH THIRD BANK” contained therein with “WELLS FARGO BANK, N.A.”

(iii) The definition “Fifth Third Group” contained in Section 1.01 of the RPA is deleted in its entirety.

(iv) The RPA is amended by replacing each reference in the RPA (i) to “Fifth Third” (except for each reference thereto in Preliminary Statement (2) in the RPA and the reference thereto in the defined term “Fifth Third” in Section 1.01 of the RPA) with “Wells Fargo” and (ii) to “Fifth Third Group” with “Wells Fargo Group”.

(v) The following new definitions are added to Section 1.01 of the RPA in their proper alphabetical order:

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to Seller, any Originator, Lexmark International or their respective Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the Foreign Corrupt Practices Act of 1977, as amended, and any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions.

“Deferred Revenue Obligor” means, at any time, any Obligor that has made one or more payments to an Originator that result in (or that should under GAAP result in) a deferred revenue balance on the balance sheets of such Originators as of such time.

“Ineligible Deferred Revenue Obligor” means (i) prior to the occurrence of a Level II Downgrade Event, a Deferred Revenue Obligor for whom the aggregate amount of deferred revenue on the balance sheets (or that should be, under GAAP, on the balance sheets) of the Originators is one of the ten highest deferred revenue balances attributable to the Deferred Revenue Obligors at such time, or (ii) following the occurrence of a Level II Downgrade Event, any Deferred Revenue Obligor.

“Realized Special Bid Receivable Amount” means, with respect to the Special Bid Receivables of an Obligor (including any Affiliated Obligor thereof) at any time, an amount equal to the average of realized contractual adjustments resulting from special bid marketing programs of an Originator with respect to such Receivables for the immediately preceding twelve month period, as such amount may be adjusted from time to time by the Investor Agents with notice to the Seller, in each case, based on the payment history of the Special Bid Receivables of such Obligor and periodic audits of such Receivables.

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions, including, without limitation, on September 12, 2014, Cuba, Burma (Myanmar), Iran, North Korea, Sudan and Syria.

“Sanctioned Person” means, at any time, (a) any Person currently the subject or the target of any Sanctions, including any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, and (b) any Person controlled by any such Person.

“Sanctions” means economic, financial or other sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or other relevant sanctions authority, including the U.S. and Canada.

“Special Bid Receivable” means a Receivable that is subject to contractual adjustments resulting from special bid marketing programs of an Originator.

“Special Bid Receivable Adjustment Amount” means, with respect to the Special Bid Receivables of an Obligor (including any Affiliated Obligor thereof) at any time, an amount equal to (a) without duplication, the aggregate outstanding and unapplied contractual adjustments resulting from special bid marketing programs of an Originator relating to such Special Bid Receivables at such time, plus (b) an amount equal to the difference (if positive) between (x) the Realized Special Bid Receivable Amount with respect to such Special Bid Receivables at such time and (y) the amount determined pursuant to the preceding clause (a) of this definition.

“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

“Wells Fargo” means Wells Fargo Bank, N.A.

“Wells Fargo Group” means Wells Fargo, its Investor Agent and each other Related Bank in such Group.

(vi) The definition of “Commitment Termination Date” in Section 1.01 of the RPA is amended by replacing the date appearing in clause (a) thereof with the date “October 7, 2016”.

(vii) The definition of “Diluted Receivable” in Section 1.01 of the RPA is amended by replacing clause (ii) contained in the proviso at the end thereof with the following:

“(ii) do not include contractual adjustments made to Special Bid Receivables resulting from special bid marketing programs of an Originator.”

(viii) The definition of “Eligible Receivable” in Section 1.01 of the RPA is amended as follows:

(a)	by replacing clause (a) thereof with the following:

“(a)           the Obligor of which (i) is a United States resident (and shall include without limitation, Government Obligors, state and local governments of jurisdictions located in the United States, or any agency or subdivision thereof) and is not an Affiliate of any of the parties hereto and (ii) is not a Sanctioned Person nor organized or resident in a Sanctioned Country;”;

(b)	by replacing clause (j) thereof with the following:

“(j)           the Obligor of which is not an Ineligible Deferred Revenue Obligor; provided, that the aggregate amount of Receivables of any Ineligible Deferred Revenue Obligor that are otherwise Eligible Receivables in excess of the amount of deferred revenue on the balance sheets (or that should be, under GAAP, on the balance sheets) of the Originators at such time attributable to such Ineligible Deferred Revenue Obligor shall be Eligible Receivables hereunder;”

(c)	by replacing the period at the end of clause (o) thereof with a semicolon; and

(d) by adding the following new proviso at the end thereof:

“provided, that, with respect to the Special Bid Receivables of any Obligor (including any Affiliated Obligor thereof) that are otherwise Eligible Receivables, only an aggregate amount of such Special Bid Receivables in excess of the Special Bid Receivable Adjustment Amount with respect to such Special Bid Receivables  at such time shall be Eligible Receivables hereunder.”

(ix) The definition of “Facility Termination Date” in Section 1.01 of the RPA is amended by replacing the date in clause (a) thereof with the date “October 7, 2016”.

(x) The definition of “Special Concentration Excess Amount” in Section 1.1 of the RPA is amended and restated in its entirety to read as follows:

“Special Concentration Excess Amount”  means, with respect to a Special Concentration Obligor at any time, the least of (i) the principal credit limit amount for such Special Concentration Obligor set forth in the applicable Insurance Agreement, (ii) the amount set forth on Schedule III hereto with respect to such Special Concentration Obligor (which Schedule III may be amended or modified from time to time at the request of the Seller and with the written approval of the Program Agent and each Investor Agent in their sole discretion), and (iii) the aggregate Loss Reserves for all Receivable Interests calculated as of such time (solely for purposes of this clause (iii), the Loss Reserve for the Receivable Interests shall be calculated using the amount set forth in clause (c) of the definition of Loss Percentage as the “LP” amount for such calculation); provided that the Program Agent or any Investor Agent may reduce or cancel any Special Concentration Excess Amount upon three Business Days’ notice to the Seller (with a copy to each of the other Agents).

(xi) The definition of “Yield” in Section 1.1 of the RPA is amended by amending and restating the definition of “ED” contained therein in its entirety to read as follows:

“ED           =           the actual number of days elapsed during such Fixed Period (or, if applicable, the actual number of days (which may be one (1)) for which the Assignee Rate is determined)

(xii) Each of Section 4.01(e) and Section 4.02(e) of the RPA is amended by (a) replacing each reference therein to “December 31, 2012” with “December 31, 2013” and (b) replacing each reference therein to “June 30, 2013” with “June 30, 2014.”

(xiii) Section 4.01 of the RPA is amended by adding the following new clauses (q) and (r) at the end thereof:

“(q)           The Seller (i) is not a “covered fund” under the Volcker Rule and (ii) is not, and after giving effect to the transactions contemplated hereby, will not be, required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.  In determining that the Seller is not a covered fund, the Seller either does not rely solely on the exemption from the definition of “investment company” set forth in Section 3(c)(1) and/or 3(c)(7) of the Investment Company Act of 1940, as amended or is entitled to the benefit of the exclusion for loan securitizations in the Volcker Rule under 17 C.F.R. 75.10(c)(8).

(r)           Policies and procedures have been implemented and maintained by or on behalf of the Seller that are designed to achieve compliance by the Seller and its directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, giving due regard to the nature of such Person’s business and activities, and the Seller and its officers and employees and, to the knowledge of the Seller, its officers, employees, directors and agents acting in any capacity in connection with or directly benefitting from the facility established hereby, are in compliance with Anti-Corruption Laws and applicable Sanctions, in each case in all material respects.  None of the Seller or, to the knowledge of the Seller, any of its directors, officers, employees, or agents that will act in any capacity in connection with or directly benefit from the facility established hereby, is a Sanctioned Person.  The Seller is not organized or resident in a Sanctioned Country.  No Receivables Interests purchased hereunder, amounts paid by the Investors and/or the Banks hereunder to the Seller, or use of proceeds thereof by Seller in any manner, will violate Anti-Corruption Laws or applicable Sanctions.

(xiv) Section 4.02 of the RPA is amended by adding the following new clause (i) at the end thereof:

“(i)           Policies and procedures have been implemented and maintained by or on behalf of each of the Collection Agent and its Subsidiaries that are designed to achieve compliance by the Collection Agent and its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, giving due regard to the nature of such Person’s business and activities, and each of Collection Agent and its Subsidiaries and their respective officers and employees and, to the knowledge of the Collection Agent, their respective officers, employees, directors and agents acting in any capacity in connection with or directly benefitting from the facility established hereby, are in compliance with Anti-Corruption Laws and applicable Sanctions, in each case in all material respects.  None of (a) the Collection Agent or its Subsidiaries or, to the knowledge of the Collection Agent, any of their respective directors, officers, employees, or agents that will act in any capacity in connection with or directly benefit from the facility established hereby, is a Sanctioned Person, and (b)  the Collection Agent or any of its Subsidiaries is organized or resident in a Sanctioned Country.

(xv) Section 5.01 of the RPA is amended by adding the following new clause (w) at the end thereof:

“(w)           Policies and procedures will be maintained and enforced by or on behalf of the Seller that are designed in good faith and in a commercially reasonable manner to promote and achieve compliance, in the reasonable judgment of the Seller, by the Seller and its directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, in each case giving due regard to the nature of such Person’s business and activities.  The Seller will not request any purchase hereunder, and shall procure that its directors, officers, employees and agents shall not use the proceeds of any such purchase (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding or financing any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in each case to the extent doing so would violate any Sanctions, or (C) in any other manner that would result in liability to any party hereto under any applicable Sanctions or the violation of any Sanctions by any such Person.

(xvi)  Section 6.06 is amended by adding the following new clause (c) at the end thereof:

“(c)           Anti-Corruption Laws and Sanctions.  Policies and procedures will be maintained and enforced by or on behalf of each of the Collection Agent and each Originator that are designed in good faith and in a commercially reasonable manner to promote and achieve compliance, in the reasonable judgment of the Collection Agent and each Originator, by the Collection Agent and each Originator and each of their respective Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, in each case giving due regard to the nature of such Person’s business and activities.  The Collection Agent and each Originator shall not use, and each of the Collection Agent and each Originator shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any purchase made hereunder (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding or financing any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in each case to the extent doing so would violate any Sanctions, or (C) in any other manner that would result in liability to any party hereto under any applicable Sanctions or the violation of any Sanctions by any such Person.

(xvi) Schedule III to the RPA is amended and restated in its entirety to read as set forth on Schedule III attached hereto.

(xvii) Each of Annexes A-1, A-2 and A-3 are revised to take into account the amendments to the definition of Eligible Receivables contained herein.

SECTION 2. Amendments to the PCA.  Upon the effectiveness of this Amendment, the PCA is hereby amended as follows:

(i) The definition of “Eligible Receivable” in Section 1.01 of the PCA is amended by replacing clause (i) thereof with the following:

 “(i)           the Obligor of which (a) is a United States resident (and shall include without limitation, Government Obligors, state and local governments of jurisdictions located in the United States, or any agency or subdivision thereof) and is not an Affiliate of any of the parties hereto and (b) is not a Sanctioned Person nor organized or resident in a Sanctioned Country;”

(ii) The definition of “Sale Agreement” contained in Section 1.01 of the PCA is amended by replacing each reference to “Fifth Third Bank” therein with “Wells Fargo Bank, N.A.”.

(iii) The following new definitions are added to Section 1.01 of the PCA in their proper alphabetical order:

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to Purchaser, any Seller, Lexmark International or their respective Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the Foreign Corrupt Practices Act of 1977, as amended, and any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions.

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions, including, without limitation, on September 12, 2014, Cuba, Burma (Myanmar), Iran, North Korea, Sudan and Syria.

“Sanctioned Person” means, at any time, (a) any Person currently the subject or the target of any Sanctions, including any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, and (b) any Person controlled by any such Person.

“Sanctions” means economic, financial or other sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or other relevant sanctions authority, including the U.S. and Canada.

(iv) Section 4.01 of the PCA is amended by adding the following new clause (r) at the end thereof:

“(r)           Policies and procedures have been implemented and maintained by or on behalf of such Seller and its Subsidiaries that are designed to achieve compliance by such Seller and its Subsidiaries, and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, giving due regard to the nature of such Person’s business and activities, and such Seller, its Subsidiaries and their respective officers and employees and, to the knowledge of such Seller, their respective officers, employees, directors and agents acting in any capacity in connection with or directly benefitting from the facility established hereby, are in compliance with Anti-Corruption Laws and applicable Sanctions, in each case in all material respects.  None of (a) such Seller or any of its Subsidiaries or, to the knowledge of such Seller, as applicable, any of their respective directors, officers, employees, or agents that will act in any capacity in connection with or directly benefit from the facility established hereby, is a Sanctioned Person, and (b) such Seller nor any of its Subsidiaries is organized or resident in a Sanctioned Country.  No sale or contribution of Receivables hereunder, amounts paid by the Purchaser hereunder to the Sellers, or use of proceeds thereof by any Seller in any manner will violate Anti-Corruption Laws or applicable Sanctions.

(v) Section 5.01 of the PCA is amended by adding the following new clause (o) at the end thereof:

“(o)           Anti-Corruption Laws and Sanctions.  Policies and procedures will be maintained and enforced by or on behalf of such Seller that are designed in good faith and in a commercially reasonable manner to promote and achieve compliance, in the reasonable judgment of such Seller, by such Seller and each of its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, in each case giving due regard to the nature of such Person’s business and activities.  Such Seller shall not use, and such Seller shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any purchase or contribution made hereunder (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding or financing any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in each case to the extent doing so would violate any Sanctions, or (C) in any other manner that would result in liability to any party hereto under any applicable Sanctions or the violation of any Sanctions by any such Person.

SECTION 3. Effectiveness.  This Amendment shall become effective at such time that executed counterparts of this Amendment have been delivered by each party hereto to each other party hereto.

SECTION 4. Representations, Warranties and Covenants.

(i) The Seller makes each of the representations and warranties contained in Section 4.01 of the RPA (after giving effect to this Amendment).

(ii) The Collection Agent makes each of the representations and warranties contained in Section 4.02 of the RPA (after giving effect to this Amendment).

(iii) Each Originator makes each of the representations and warranties contained in Section 4.01 of the PCA (after giving effect to this Amendment).

SECTION 5. Confirmation of RPA and PCA.

(i) Each reference in the RPA to “this Agreement” or “the Agreement” shall mean the RPA as amended by this Amendment, and as hereafter amended or restated.  Except as herein expressly amended, the RPA is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms.

(ii) Each reference in the PCA to “this Agreement” or “the Agreement” shall mean the PCA as amended by this Amendment, and as hereafter amended or restated.  Except as herein expressly amended, the PCA is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms.

SECTION 6. GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

SECTION 7. Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile or by electronic mail in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Amendment.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

LEXMARK RECEIVABLES CORPORATION

By:  /s/ Bruce J. Frost
Name: Bruce J. Frost
Title: Vice President and Treasurer

LEXMARK INTERNATIONAL, INC.

By:  /s/ Bruce J. Frost
Name: Bruce J. Frost
Title: Treasurer

PERCEPTIVE SOFTWARE, LLC

By:  /s/ Bruce J. Frost
Name:  Bruce J. Frost
Title: Treasurer

[Omnibus Amendment No. 1 to
Second Amended and Restated Receivables Purchase Agreement and
Amended and Restated Purchase and Contribution Agreement]

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH,
as Program Agent

By:  /s/ Richard Gregory Hurst
Name: Richard Gregory Hurst
Title: Managing Director

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH,
as an Investor Agent

By:  /s/ Richard Gregory Hurst
Name: Richard Gregory Hurst
Title: Managing Director

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH,
as a Bank

By:  /s/ O. Anderssen
Name: O. Anderssen
Title: Director

GOTHAM FUNDING CORPORATION,
as an Investor

By:  /s/ David V. DeAngelis
Name: David V. DeAngelis
Title: Vice President

 [Omnibus Amendment No. 1 to
Second Amended and Restated Receivables Purchase Agreement and
Amended and Restated Purchase and Contribution Agreement]

WELLS FARGO BANK, N.A.,
as an Investor Agent and a Bank

By:  /s/ Ryan C. Tozier
Name: Ryan C. Tozier
Title: Vice President

 [Omnibus Amendment No. 1 to
Second Amended and Restated Receivables Purchase Agreement and
Amended and Restated Purchase and Contribution Agreement]

SCHEDULE III
Special Concentration Obligors; Special Concentration Excess Amounts

Special Concentration Obligor	Special Concentration Excess Amount*
Dell Inc.	$25,000,000
Synnex Corp.	$18,000,000
Tech Data Corp.	$18,000,000
Office Depot, Inc.	$23,000,000
Staples, Inc.	$10,000,000
Ingram Micro Inc.	$10,000,000
United Stationers Supply Co.	$15,000,000
          *Subject to the definition of Special Concentration Excess Amount in the Agreement